Exhibit 99.(i)(5)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 43 to the Form N-1A Registration Statement of Morgan Stanley Global Fixed Income Opportunities Fund, File No. 33-44782.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP
New York, New York
February 26, 2016